EXHIBIT 99




	CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated June 25, 1999, included in the Owens Corning Savings and Security Plan's annual report on Form 11-K for the year ended December 30, 1998, into the Company's previously filed Registration Statements on Form S-8 and active S-3 (File Nos. 33-9563, 33-9986, 33-18262, 33-20997, 33-27209, 33-31687, 33-48707, 33-57886, 33-
60487, 333-09367, 333-32145, 333-47961 and 333-48153, 333-76765).








                                     					ARTHUR ANDERSEN LLP




Toledo, Ohio,
June 28, 1999